Exhibit 99.2

Verrica Pharmaceuticals Secures $55 Million in Loan Facilities Led by Silicon Valley Bank

March 11, 2020

WEST CHESTER, Pa., March 11, 2020 (GLOBE NEWSWIRE) — Verrica Pharmaceuticals Inc. (“Verrica”) (Nasdaq: VRCA), a dermatology therapeutics company developing medications for viral skin diseases requiring medical interventions, today announced that it has entered into a mezzanine loan and security agreement with Silicon Valley Bank (“SVB”) and WestRiver Innovation Lending Fund VIII, L.P., pursuant to which the lenders have agreed to lend the Company up to $50.0 million in a series of term loans. In addition, the Company entered into a loan and security agreement with SVB, pursuant to which SVB has agreed to provide the Company a revolving line of credit of up to $5.0 million.

“The capital available under these facilities will support the potential launch and early commercialization activities, if approved, of YCANTH™ (cantharidin 0.7% topical solution), our investigational treatment for molluscum contagiosum for which an NDA is currently under review by the FDA, with a PDUFA goal date of July 13, 2020,” commented A. Brian Davis, Chief Financial Officer of Verrica. “We believe the $35.0 million in proceeds received at closing in combination with existing cash, cash equivalents, and marketable securities will be sufficient to support our planned operations, which include expenses for the commercialization of YCANTH™, if approved, and continued full clinical development of VP-102 for additional indications, including common warts and external genital warts, as well as VP-103 for plantar warts, at least through the second quarter of 2021.”

At closing of the agreement, Verrica borrowed $35.0 million. The Company may borrow an additional $15.0 million prior to December 31, 2021, subject to the achievement of minimum YCANTH™ revenues and certain other conditions.

About Verrica

Verrica is a dermatology therapeutics company developing medications for viral skin diseases requiring medical interventions. The Company’s late-stage product candidate, VP-102, is a potential first-in-class topical therapy for the treatment of molluscum contagiosum and common warts. Molluscum is a highly contagious viral skin infection affecting approximately six million people, primarily children, in the United States, and common warts are contagious skin growths affecting 22 million people. There are currently no FDA-approved treatments for molluscum or common warts. Following positive topline results from two pivotal Phase 3 trials, the Company submitted an NDA on September 13, 2019 for VP-102 for the treatment of molluscum; on November 26, 2019, the Company received notice that the FDA accepted the NDA for filing, with a Prescription Drug User Fee Act (PDUFA) goal date of July 13, 2020. If approved, VP-102 will be marketed in the United States under the conditionally accepted brand name YCANTH™. Verrica intends to commence a Phase 3 program in the first half of 2020 to evaluate VP-102 for common warts. VP-102 is also currently in a Phase 2 trial for the treatment of external genital warts. A second product candidate, VP-103, is in pre-clinical development for plantar warts. For more information, visit www.verrica.com.

Forward-Looking Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Verrica’s current beliefs and expectations. These forward-looking statements include the potential approval and launch of YCANTH, the Company’s ability to fund its operations at least through the second quarter of 2021 and other statements regarding the Company’s future operations, financial performance, financial position, prospects, objectives and other future events, expectations regarding the potential benefits and potential approval of VP-102 for the treatment of molluscum and the clinical development of VP-102 for additional indications, including common warts and external genital warts, as well as VP-103 for plantar warts. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the drug development process and the regulatory approval process, Verrica’s reliance on third parties over which it may not always have full control, and other risks and uncertainties that are described in Verrica’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission on March 7, 2019, and other filings Verrica makes with the U.S. Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and are based on information available to Verrica as of the date of this release, and Verrica assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR MORE INFORMATION, PLEASE CONTACT:

Investors:

A. Brian Davis

Chief Financial Officer

484.453.3300 ext. 103

info@verrica.com

Chiara Russo

Solebury Trout

617.221.9197

crusso@troutgroup.com

Media:

Joshua R. Mansbach

Solebury Trout

646-378-2964

jmansbach@troutgroup.com

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